ENERGY PARTNERS, LTD.
                        CHANGE OF CONTROL SEVERANCE PLAN


     1. Purpose.

     The purpose of the Energy Partners, Ltd. Change of Control Severance Plan is to encourage officers and other key employees of Energy Partners, Ltd. to make and continue careers with Energy Partners, Ltd. by providing participants with certain severance benefits upon an involuntary termination of employment by Energy Partners, Ltd. without Cause or voluntary termination by a participant for Good Reason within two years following a Change of Control.

     2. Definitions.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cause" means with respect to any Participant (i) the Participant's conviction of a felony, (ii) dishonesty, (iii) the Participant's failure to perform his or her duties, (iv) insubordination,
     (v) theft, (vi) wrongful disclosure of confidential information, (vii) conflict of interest that is undisclosed and not approved by the Company's Board, (viii) violation of written Company policies applicable to all employees, or (ix) engaging in any manner, directly or indirectly, in a business that competes with the business of the Company in any capacity that is undisclosed and not approved by the Company's Board.

          (c) "Change of Control" means and shall be deemed to have occurred if:

               (i) any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 25 percent or more of the total voting power of all the then-outstanding Voting Securities; or

               (ii) the individuals who, as of the effective date of the Plan, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the effective date of the Plan or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

               (iii) a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary is consummated, other than (A) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or, in the case of a transaction involving a Subsidiary and not the Company, retain), with respect to such


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          Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (B) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

          (e) "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

          (f) "Company" means Energy Partners, Ltd., a corporation organized under the laws of Delaware, or any successor corporation.

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

          (h) "Good Reason" for termination shall exist with respect to a Participant if, without the Participant's consent, any of the following events occur:

               (i) a reduction in the Participant's base salary, or the elimination or significant reduction of a material benefit under any employee benefit plan or program of the Company or any Subsidiary in which the Participant participates, other than an elimination or reduction that affects other senior executive officers in a similar way;

               (ii) the loss of any of the Participant's titles or positions, a significant diminution in the Participant's duties and responsibilities or the assignment to the Participant of duties and responsibilities inconsistent with the Participant's titles or positions; or

               (iii) any requirement that the Participant relocate outside the greater metropolitan area in which the Participant is employed immediately prior to the Change of Control.


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          Notwithstanding the foregoing, if the Company ceases to be a public company, an event otherwise described in clause (ii) above shall not be deemed to have occurred merely because the Participant's title, position, duties or responsibilities are changed in connection with the Company's ceasing to be a public company, provided the Participant's authority, functions, duties and responsibilities otherwise remain substantially the same as the authority, functions, duties and responsibilities of a person with the Participant's position (determined before the change) within a comparably sized independent private energy company.

          A termination of employment by a Participant shall not be considered to be for Good Reason unless the termination occurs within sixty (60) days after the Participant has knowledge of the event constituting Good Reason.

          (i) "Participant" means an officer or other key employee of the Company who has been designated by the Committee as a Participant in the Plan pursuant to Section 3 of the Plan.

          (j) "Plan" means this Energy Partners, Ltd. Change of Control Severance Plan.

          (k) "Related Party" means (i) a majority-owned subsidiary of the Company, (ii) an employee or group of employees of the Company or any majority-owned subsidiary of the Company, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company, or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

          (l) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (m) "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

     3. Participation.

     The Committee shall from time to time designate the officers and other key employees of the Company who shall be Participants in the Plan, and may at any time prior to a Change of Control remove from the list of Participants any person who was previously designated as a Participant. In no event shall any person who is covered by a Change of Control Severance Agreement with the Company be a Participant in the Plan.


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4.   Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i) to select the officers and other key employees who shall be Participants in the Plan;

          (ii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (iii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any rules and regulations hereunder; and

          (iv) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions.

     (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (d) Quorum, Acts of Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee.


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     5. Severance Benefits.

     In the event that (i) there is a Change of Control of the Company, and (ii) the employment of a Participant terminates within two years following said Change of Control either by reason of an involuntary termination of employment by the Company without Cause or a voluntary termination of employment by the Participant for Good Reason, the Participant will be entitled to receive the following severance benefits:

          (a) a cash lump sum within 30 days following such termination of employment in an amount equal to the Designated Multiple (as defined below) multiplied by the sum of (i) the Participant's annual rate of base salary for the year of termination of the Participant's employment and (ii) the Participant's average annual bonus from the Company for the three calendar years preceding the calendar year in which such termination of employment occurs (or, if the Participant was employed by the Company for less than three years preceding the calendar year in which such termination of employment occurs, the greater of the Participant's average annual bonus for all of the calendar years during which he or she was employed by the Company before the calendar year in which such termination of employment occurs or the Participant's target bonus for the calendar year in which such termination of employment occurs); and

          (b) the Company shall continue to provide the Participant for the Designated Period (as defined below) following termination of the Participant's employment with the same level of medical and life insurance benefits as the Participant was receiving immediately prior to termination of employment, provided, however, that as a condition to receiving such benefits, the Participant shall be required to pay for such benefits the same portion of the required premium for such coverage that the Participant was required to pay immediately before termination of his or her employment.

          For purposes of subsection (a) above, the "Designated Multiple" shall be either one or two as the Committee may designate with respect to the applicable Participant. For purposes of subsection (b) above, the Designated Period shall be twelve months in the case of a Participant whose Designated Multiple is one, and eighteen months in the case of a Participant whose Designated Multiple is two.

     6.   Vesting in Stock Options, Restricted Stock and Other Equity-Based
          Awards.

     In the event of a Change of Control of the Company, all stock options, shares of restricted stock, restricted share units and other awards payable in shares of stock of the Company granted by the Company to a Participant shall become fully vested and shall (in the case of stock options) become fully exercisable, and (in the case of restricted stock) all restrictions shall lapse; provided, however, that in the case of any performance shares, performance share units or other awards the vesting of which is tied to the satisfaction of a performance measure or measures, the performance cycle shall end upon a Change of Control and the Participant shall vest in only such number of shares or units that the Participant would have earned if the performance cycle had ended as of the end of the period covered by the most recently issued year-end finan-


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cial statement just prior to the date of the Change of Control plus such additional number of shares or units as the plan administrator shall determine in respect of any period of the performance cycle not covered by such year-end statement.

     7. Golden Parachute Reduction.

     Notwithstanding the other provisions of this Plan, in the event that the amount of payments or other benefits payable to a Participant under this Plan, together with any payments or benefits payable under any other plan, program, arrangement or agreement maintained by the Company or one of its affiliates, would constitute an "excess parachute payment" (within the meaning of Section 280G of the Code), the payments under this Plan shall be reduced (by the minimum possible amounts) until no amount payable to the Participant under this Plan constitutes an "excess parachute payment" (within the meaning of Section 280G of the Code); provided, however, that no such reduction shall be made if the net after-tax payment (after taking into account Federal, state, local or other income and excise taxes) to which the Participant would otherwise be entitled without such reduction would be greater than the net after-tax payment (after taking into account Federal, state, local or other income and excise taxes) to the Participant resulting from the receipt of such payments with such reduction. If, as a result of subsequent events or conditions (including a subsequent payment or absence of a subsequent payment under this Plan or other plans, programs, arrangements or agreements maintained by the Company or one of its affiliates), it is determined that payments under this Plan to a Participant have been reduced by more than the minimum amount required to prevent any payments from constituting an "excess parachute payment," then an additional payment shall be promptly made to the Participant in an amount equal to the additional amount that can be paid without causing any payment to constitute an "excess parachute payment." All determinations required to be made under this
Section 7, including whether a payment would result in an "excess parachute payment" and the assumptions to be utilized in arriving at such determination, shall be made by a Big Four accounting firm selected by the Company which shall provide detailed supporting calculations both to the Company and the Participant as requested by the Company or the Participant. All fees and expenses of the accounting firm shall be borne solely by the Company and shall be paid by the Company. All determinations made by the accounting firm under this Section 7 shall be final and binding upon the Company and the Participant.

     8. Withholding.

     The Company or any Subsidiary is authorized to withhold from any payment or benefit under the Plan or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any payment or benefit under the Plan, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any payment or benefit under the Plan.

     9. Changes to the Plan.

     The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders of the Company or Participants; provided, however, that no amendment, alteration, suspension, discontinuation, or termination of the Plan shall be permitted after a

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Change of Control of the Company which would adversely affect a Participant's right to benefits in connection with that Change of Control.

     10. Unfunded Status of Plan.

     The Plan is intended to constitute an "unfunded" plan. With respect to any payments or benefits not yet made to a Participant under the Plan, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     11. Nonexclusivity of the Plan.

     The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other compensation or severance arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.

     12. Not Compensation for Benefit Plans.

     No benefits payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any other benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

     13. No Right to Employment.

     Nothing contained in this Plan shall give any Participant the right to be retained in the employment of the Company or any of its affiliated or associated corporations or affect the right of any such employer to dismiss any Participant.

     14. Governing Law.

     The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of Delaware without giving effect to principles of conflict of laws.

     15. Effective Date.

     This Plan shall become effective as of March 24, 2005.

     16. Title and Headings.

     The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.


Participants in the Change of Control Severance Plan include:

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T. Rodney Dykes
William Flores, Jr.